Exhibit 99.1

Privia Health Reports First Quarter 2022 Financial Results

–Updated financial guidance reflects strong Q1 performance and business momentum
–Practice Collections +63.3% compared to 1Q’21
–Implemented Providers +27.3% compared to 1Q’21
–Value-Based Care Attributed Lives +17.6% compared to 1Q’21

ARLINGTON, VA – May 12, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the first quarter ended March 31, 2022.
Total revenue for the first quarter of 2022 was $313.8 million, compared to total revenue of $213.6 million for the prior year first quarter (+46.9%). Operating loss for the first quarter of 2022 was $11.5 million, compared to operating income of $7.9 million for the prior year first quarter. Net loss for the first quarter of 2022 was $17.5 million, or a loss of $0.16 per share, compared to net income of $5.4 million, or $0.06 per share, for the first quarter of 2021. Net loss for the first quarter of 2022 included $24.9 million in non-cash stock compensation expense and $0.3 million in other non-recurring expenses. Net loss for the first quarter of 2021 included $0.1 million in non-cash stock compensation expense and $1.5 million in other non-recurring expenses.
Non-GAAP adjusted net income was $14.8 million, or $0.12 per diluted share, for the first quarter of 2022, compared to $9.2 million, or $0.10 per diluted share, for the prior year first quarter (+62.1%).
Reconciliation of net (loss) income to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Implemented Providers for the first quarter of 2022 were 3,370, compared to 2,648 at the end of the first quarter of 2021 (+27.3%).
•Value-Based Care Attributed Lives for the first quarter of 2022 were approximately 848,000, compared to 721,000 at the end of the first quarter of 2021 (+17.6%).
•Practice Collections for the first quarter of 2022 were $561.9 million, compared to $344.1 million for the same period in 2021 (+63.3%).
•Care Margin for the first quarter of 2022 was $71.6 million, compared to $52.5 million for the same period in 2021 (+36.4%).
•Platform Contribution for the first quarter of 2022 was $35.0 million, compared to $25.5 million for the same period in 2021 (+36.9%).
•Adjusted EBITDA for the first quarter of 2022 was $14.8 million, compared to $9.9 million for the same period in 2021 (+48.8%).
“We started 2022 with strong first quarter results. Practice collections increased 63.3%, care margin was up 36.4% and adjusted EBITDA grew 48.8% when compared to the first quarter last year,” said Shawn Morris, Chief Executive Officer, Privia Health. “We continue to add provider partners in existing geographies and increase the number of attributed lives across 80+ at-risk, value-based payer agreements.
“We remain focused on expanding our number of provider partners, increasing attributed lives, and entering many new markets over the next few years. We will also leverage our capital-efficient operating structure to drive top-line growth and profit margin expansion as we continue to execute on our multiple opportunities to extend our market reach and positively impact care delivery,” Morris added.
Financial and Business Outlook a b c d
Privia Health updated its full-year 2022 guidance, as follows:

	FY 2021	FY 2022 Guidance at 3.22.22 [a]		Updated Guidance	Y - Y % Change from FY 2021
($ in millions)	Actual	Low	High		Low	High
Implemented Providers	3,317	3,625	3,725	Unchanged	9.3%	12.3%
Attributed Lives	786,000	860,000	890,000	Unchanged	9.4%	13.2%
Practice Collections	$1,626.1	$2,050	$2,200	Mid-to-High End	26.1%	35.3%
GAAP Revenue	$966.2	$1,225	$1,300	Mid-to-High End	26.8%	34.5%
Care Margin	$238.4	$280	$295	Mid-to-High End	17.4%	23.7%
Platform Contribution	$107.6	$130	$135	High End	20.8%	25.5%
Adjusted EBITDA [c]	$41.4	$52	$56	High End	25.6%	35.3%
•2022 guidance includes only previously announced new market entries.
•Capital expenditures expected to be less than $1 million in full-year 2022.
a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
c.Adjusted EBITDA guidance does not add back actual or estimated new market entry and development costs.
d.Any slight variations in totals due to rounding.

Webcast and Conference Call Information
The Company will host a conference call on May 12, 2022, at 8:30 am ET to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed via webcast at ir.priviahealth.com/news-and-events/events-and-presentations or by dialing 855-940-5315 (929-517-0419 for international participants).
The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call at ir.priviahealth.com/news-and-events/events-and-presentations. This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2022. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in “Risk Factors” in the Company’s Form 10-K dated and filed with the SEC on March 25, 2022, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
Unaudited
(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2022	2021

Revenue	$313,801	$213,607

Operating expenses:
Provider expense	242,187	161,113
Cost of platform	41,272	26,962
Sales and marketing	4,661	3,184
General and administrative	36,110	13,996
Depreciation and amortization	1,118	445
Total operating expenses	325,348	205,700
Operating (loss) income	(11,547)	7,907
Interest expense	232	291
(Loss) income before provision for income taxes	(11,779)	7,616
Provision for income taxes	6,308	2,000
Net (loss) income	(18,087)	5,616
Less: (loss) income attributable to non-controlling interests	(577)	218
Net (loss) income attributable to Privia Health Group, Inc.	$(17,510)	$5,398
Net (loss) income per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$(0.16)	$0.06
Weighted average common shares outstanding – basic and diluted	108,059,064	95,985,817
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(a)
(in thousands)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$315,928	$320,577
Accounts receivable	166,238	117,402
Prepaid expenses and other current assets	10,392	8,697
Total current assets	492,558	446,676
Non-current assets:
Property and equipment, net	4,229	4,502
Right-of-use asset	9,223	9,634
Intangible assets, net	58,926	59,738
Goodwill	127,938	127,938
Deferred tax asset	27,056	33,364
Other non-current assets	3,253	4,521
Total non-current assets	230,625	239,697
Total assets	$723,183	$686,373

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$44,243	$45,985
Provider liability	172,324	140,708
Current portion of note payable	875	875
Operating lease liabilities, current	2,911	2,893
Total current liabilities	220,353	190,461
Non-current liabilities:
Note payable, net of current portion	31,507	31,688
Operating lease liabilities, non-current	10,424	11,043
Other non-current liabilities	3,000	3,000
Total non-current liabilities	44,931	45,731
Total liabilities	265,284	236,192
Commitments and contingencies
Stockholders’ equity:
Common stock	1,083	1,078
Additional paid-in capital	659,577	633,902
Accumulated deficit	(225,618)	(208,108)
Total Privia Health Group, Inc. stockholders’ equity	435,042	426,872
Non-controlling interest	22,857	23,309
Total stockholders’ equity	457,899	450,181
Total liabilities and stockholders’ equity	$723,183	$686,373
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows (a)
unaudited

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(18,087)	$5,616
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	306	285
Amortization of intangibles	812	160
Amortization of debt issuance costs	38	38
Stock-based compensation	24,881	101
Deferred tax expense	6,308	2,000
Changes in asset and liabilities:
Accounts receivable	(48,836)	(17,602)
Prepaid expenses and other current assets	(1,694)	346
Other non-current assets and right-of-use asset	1,679	(7,191)
Accounts payable and accrued expenses	(1,742)	(8,855)
Provider liability	31,616	16,956
Operating lease liabilities	(601)	10,932
Other long-term liabilities	—	(5,262)
Net cash used in operating activities	(5,320)	(2,476)
Cash from investing activities
Purchases of property and equipment	(34)	—
Net cash used in investing activities	(34)	—
Cash flows from financing activities
Repayment of note payable	(219)	(219)
Proceeds from exercised stock options	799	—
Proceeds from non-controlling interest	125	—
Net cash provided by (used in) financing activities	705	(219)
Net decrease in cash and cash equivalents	(4,649)	(2,695)
Cash and cash equivalents at beginning of period	320,577	84,633
Cash and cash equivalents at end of period	$315,928	$81,938

Supplemental disclosure of cash flow information:
Interest paid	$368	$308

(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended March 31,
(unaudited; $ in millions)	2022	2021

Implemented Providers (as of end of period) (1)	3,370	2,648
Attributed Lives (as of end of period) (2)	848,000	721,000
Practice Collections(3)	$561.9	$344.1

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2022	2021

Care Margin	$71,614	$52,494
Platform Contribution	34,965	25,532
Platform Contribution Margin	48.8%	48.6%
Adjusted EBITDA	14,801	9,947
Adjusted EBITDA Margin	20.7%	18.9%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense included in the cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding minority interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating (Loss) Income to Care Margin(a)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2022	2021
Operating (loss) income	$(11,547)	$7,907
Depreciation and amortization	1,118	445
General and administrative	36,110	13,996
Sales and marketing	4,661	3,184
Cost of platform	41,272	26,962
Care margin	$71,614	$52,494
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating (Loss) Income to Platform Contribution(a)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2022	2021
Operating (loss) income	$(11,547)	$7,907
Depreciation and amortization	1,118	445
General and administrative	36,110	13,996
Sales and marketing	4,661	3,184
Stock-based compensation(5)	4,623	—
Platform contribution	$34,965	$25,532
(a) Slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net (Loss) Income to Adjusted EBITDA(a)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2022	2021
Net (loss) income	$(17,510)	$5,398
Net (loss) income attributable to non-controlling interests	(577)	218
Provision for income taxes	6,308	2,000
Interest expense	232	291
Depreciation and amortization	1,118	445
Stock-based compensation	24,881	101
Other expenses(6)	349	1,494
Adjusted EBITDA	$14,801	$9,947

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.

Reconciliation of Net (Loss) Income to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2022	2021
Net (loss) income	$(17,510)	$5,398
Stock-based compensation	24,881	101
Intangible amortization expense	812	160
Provision for income tax	6,308	2,000
Other expenses	349	1,494

Adjusted net income attributable to Privia Health Group, Inc.	$14,840	$9,153
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.14	$0.10
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.12	$0.10
Weighted average common shares outstanding – basic	108,059,064	95,985,817
Weighted average common shares outstanding – diluted	121,481,010	95,985,817
(a) Any slight variations in totals due to rounding.